EXHIBIT 99.1

October 20, 2009

Left Behind Games Inc. – CEO Update

Dear Fellow Stockholders:

The purpose of this letter is to bring clarity regarding the forward-split which has already occurred. Specifically, the following information has been provided for shareholder benefit by our SEC law firm.

General information behind the Left Behind Games, Inc. share split

Left Behind Games, Inc. (the “Company”) share split is intended to cause the share price of the Company to be lowered in inverse proportion to the split ratio. A lower share price may allow certain investors easier access to the Company for a smaller initial investment.

While the share split is expected to increase share volume, we believe the better measure of secondary market liquidity is dollar-traded volume. Similarly, we believe the better measure for comparing the bid-offer spreads of similar securities trading at different prices is basis points rather than cents per share. Neither dollar-traded volume nor spreads are expected to change materially as a result of the split.

HOW DOES THE SHARE SPLIT AFFECT MY INVESTMENT(S)?

The share split will not change the economic value (the number of shares multiplied by the price per share) of the shares of the Company owned by you. You will own more shares, but each share should be worth a lower price; therefore, the total value of your investment in a fund will not change as a result of the share split.

Example: 10-for-1 Split

	NUMBER OF SHARES OWNED	HYPOTHETICAL MARKET PRICE/SHARE	TOTAL VALUE

Pre-split	100	$120	$12,000

Post split	1,000	$12	$12,000

HOW WILL THE SHARE SPLIT AFFECT HISTORICAL PERFORMANCE?

Generally, the share split will not have an effect on historical performance; all historical data will be adjusted to account for the split. Rounding adjustments may lead to small differences in return calculations; however there should be no effect on actual performance.

HOW DOES THE SHARE SPLIT AFFECT MY COST BASIS?

There is no change to your aggregate cost basis.

HOW WILL THIS AFFECT MY LIMIT AND/OR GTC ORDERS?

Generally, limit and good-til-cancelled (“GTC”) orders are canceled and need to be re-entered and replaced with a new (post-split) price. Please consult your broker.

WILL THERE BE A NEW TICKER OR CUSIP NUMBER ASSOCIATED WITH THE SPLIT?

No, the ticker and CUSIP number will remain the same.

Timing / transaction details

WHAT WILL HAPPEN IF I HAVE SETTLED SHARES IN MY ACCOUNT AT THE CLOSE OF BUSINESS ON THE OCTOBER 9 RECORD DATE?

The transfer agent for the Company should deliver post-split shares to the Depository Trust Company (DTC) on the payable date, October 13, and DTC allocated them to DTC participants on October 19. You should see the change in your account holdings sometime after October 19, depending upon your brokerage firm’s procedures.

WHAT WILL HAPPEN IF I BUY COMPANY SHARES THAT HAVE NOT SETTLED BEFORE THE OCTOBER 9 RECORD DATE?

Transactions that occur beginning on October 5 through October 13 should not be settled on the record date. In this case, your broker should receive a ‘due bill’ indicating that the shares you purchased are ‘due’ additional shares, as determined by the split ratio. The ‘due bill’ was exchanged for the shares on the October 19 due bill date, and you will see the change in your account holdings sometime after October 19, depending upon your brokerage firm’s procedures.

WHY DON’T I SEE ADDITIONAL POST-SPLIT SHARES REFLECTED IN MY ACCOUNT EITHER ON PAYABLE DATE OR DUE BILL DATE?

Paying additional shares is a three-step process. In the first step, the transfer agent, on behalf of the issuer, delivers the additional shares to DTC on the payable date or due bill date. Second, DTC then credits DTC participant accounts on the due bill date. Third, brokerage firms credit your account, which depending on their procedures, may take several days.

WHAT WILL HAPPEN IF I SELL MY SHARES ANY TIME BEFORE THE EX-DIVIDEND DATE, OCTOBER 14?

You relinquish your right to the additional shares, as you have traded before the impact of the split was put into effect, transacting at a pre-split price and share quantity. Pursuant to FINRA Rules, anyone who sells their shares before the ex-dividend date, have sold their securities with the intent of providing the new owner with the right to the additional shares.

So, if you sold your stock before the ex-dividend date, you also are selling away your right to the stock dividend. Your sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of your shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares.

WHAT WILL HAPPEN IF I SELL MY SHARES ON OR BETWEEN THE OCTOBER 9 RECORD DATE AND THE OCTOBER 13 PAYABLE DATE?

You relinquish your right to the additional shares, as you have traded before the impact of the split was put into effect, transacting at a pre-split price and share quantity. Pursuant to FINRA Rules, anyone who sells their shares on or between the record date and payable date, have sold their securities with the intent of providing the new owner with the right to the additional shares.

WHAT IS THE FINRA RULE?

Pursuant to Rule 11140, if the dividend is 25% or greater of the value of the security (in the case of the Company, the dividend was greater than 25% of the value of the security), the Financial Industry Regulatory Authority (FINRA) indicates and dictates that the ex-dividend date is the first business day following the payable date. So, the ex-dividend date was set by FINRA, which was October 14th. For further details on dividend issues, search FINRA’s website: www.finra.org.

WHAT IF I BUY/SELL SHARES ON THE OCTOBER 14 EX-DIVIDEND DATE DURING MARKET HOURS?

We expect that Company shares will begin trading on a split-adjusted basis on October 14.

WHY ALL THESE DATES?

Ex-dividend dates are used to make sure dividend checks go to the right people. In today’s market, settlement of stocks is a T+3 process, which means that when you buy a stock, it takes three days from the transaction date (T) for the change to be entered into the company’s record books.

For more information on Ex-Dividend Dates and When You Are You Entitled to Stock and Cash Dividends, please visit the SEC website at: http://www.sec.gov/answers/dividen.htm

Most sincerely,

/s/ Troy Lyndon

Troy Lyndon

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry. various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.” There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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